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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: November 8, 2001

                       THE ASHTON TECHNOLOGY, GROUP, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                             7370                            22-6650372
   (State or other jurisdiction       (Primary Standard Industrial      (I.R.S. Employer Identification
 of incorporation or organization)     Classification Code Number)                  Number)


                               1835 Market Street
                                   Suite 420
                        Philadelphia, Pennsylvania 19103
                    (Address of principal executive offices)

                                 (215) 789-3300
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)


Item 5.  Other Events

     On November 6, 2001, the Ashton Technology Group, Inc. was notified by the Nasdaq Listing Qualifications Panel that it has determined to delist Ashton's common stock from the Nasdaq National Market, effective with the open of business on November 7, 2001. In its notice, the Panel noted that Ashton did not present a definitive plan to achieve and sustain compliance with the minimum net tangible assets/shareholders' equity requirement for continued listing on the Nasdaq National Market as required by Nasdaq Marketplace Rule 4450(a)(3), and that it did not satisfy the requirements for continued listing on the Nasdaq SmallCap Market. Ashton's common stock immediately began trading on the OTC Bulletin Board on November 7, 2001.

     The foregoing is qualified in its entirety by reference to the press release, dated November 7, 2001, issued by Ashton and filed herewith as
Exhibit 99.1.

Exhibits

99.1  Press Release
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 8, 2001.

                              THE ASHTON TECHNOLOGY GROUP, INC.


                              By:  /s/ Arthur J. Bacci
                              ------------------------
                              Arthur J. Bacci
                              President
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                                 Exhibit Index
                                 -------------


Exhibit No.        Description
-----------        -----------

99.1               Press Release